EXHIBIT 3(r)
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Number                         USAA MUTUAL FUND, INC.                    Shares

                                   VALUE FUND
              Incorporated Under the Laws of the State of Maryland




Account No.   Alpha Code                               CUSIP
                                                       See Reverse Side for
                                                       Certain Definitions

THIS CERTIFIES that


is the owner of


fully paid and nonassessable shares of the common stock of the par value of one cent per share of USAA MUTUAL FUND, INC., transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



 /s/ SHERRON KIRK                 PICTURE of          /s/ CHRISTOPHER W. CLAUS
      TREASURER              USAA MUTUAL FUND, INC.       PRESIDENT
                                    SEAL

                                          Countersigned:
                                          USAA SHAREHOLDER ACCOUNT SERVICES
                                               (San Antonio) TRANSFER AGENT


                                          By
                                                AUTHORIZED SIGNATURE


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         The following abbreviations,  when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     -  as tenants in common      UNIF GIFT MIN ACT -. . .Custodian. . .
TEN ENT     -  as tenants by the entireties                 (Cust)      (Minor)
JT TEN      -  as joint tenants with the          under Uniform Gifts to Minors
               right of survivorship and          Act . . . . . . . . . . . .
               not as tenants in common                        (State)

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, I/We hereby sell, assign and transfer unto

Please Insert Social Security or Other
Taxpayer Identification Number of Assignee

__________________________________________

_______________________________________________________________________________
             Please Print or Typewrite Name and Address of Assignee
_______________________________________________________________________________

_______________________________________________________________________________

shares of the Value represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________
attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated              Signature(s)
     --------------            ------------------------------------------------

Signature Guaranteed By
                        ------------------------------------------------------

                 (The signature(s) to this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement, or any change whatsoever.)

                 This certificate is transferable or redeemable at the offices of the Transfer Agent, USAA Shareholder Account Services, 9800 Fredericksburg Rd., San Antonio, TX 78288.

         The Signature Guarantee must be by an authorized person of a commercial bank or trust company, a savings bank or savings and loan association, a credit union, or by a member firm of a domestic stock exchange. A NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.

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